Exhibit 99.1

TransDigm Group Reports Fiscal 2006 Second Quarter Results

•	Net sales for the quarter increased 18.5 percent to $108.3 million

•	Net income increased 62.9 percent to $14.3 million, or $0.30 per diluted share

•	Adjusted net income increased 56.1 percent to $16.3 million, or $0.35 per diluted share

•	Adjusted EBITDA As Defined increased 22.9 percent to $49.8 million

Cleveland, Ohio, April 28, 2006, PRNewswire-FirstCall — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fiscal 2006 second quarter and twenty-six weeks ended April 1, 2006.

Net sales for the quarter increased 18.5 percent to $108.3 million from $91.4 million in the comparable quarter a year ago. Net income for the quarter rose 62.9 percent to $14.3 million, or $0.30 per diluted share, from $8.8 million, or $0.19 per diluted share, in the comparable quarter a year ago. Adjusted net income for the quarter increased 56.1 percent to $16.3 million, or $0.35 per diluted share, from $10.4 million, or $0.22 per diluted share, in the comparable quarter a year ago. Adjusted net income excludes $1.4 million of initial public offering expenses and certain one-time non-cash compensation related expenses net of tax, or $0.03 per diluted share, and $0.6 million of other non-cash compensation and acquisition related expenses net of tax, or $0.02 per diluted share. EBITDA for the quarter was $46.5 million versus $37.9 million for the comparable quarter a year ago. Adjusted EBITDA As Defined for the quarter was $49.8 million versus $40.5 million for the comparable quarter a year ago.

For the first twenty-six weeks of fiscal 2006, net sales were $208.4 million, a 21.4 percent increase over net sales of $171.7 million in the comparable period last year. Net income for the first half of fiscal 2006 rose 53.7 percent to $23.3 million, or $0.50 per diluted share, from $15.1 million, or $0.33 per diluted share, in the comparable period a year ago. Adjusted net income for the first half of fiscal 2006 increased 57.9 percent to $28.1 million, or $0.60 per diluted share, from $17.8 million, or $0.38 per diluted share, in the same period a year ago. Adjusted net income excludes $1.8 million of initial public offering expenses and certain one-time non-cash compensation related expenses net of tax, or $0.04 per diluted share, and $3.0 million consisting of a one-time special bonus, other non-cash compensation and acquisition related expenses net of tax, or $0.06 per diluted share. EBITDA for the first half of fiscal 2006 was $85.1 million versus $71.2 million for the comparable period a year ago. Adjusted EBITDA As Defined for the first half of fiscal 2006 was $92.9 million versus $75.4 million for the comparable period a year ago.

“We are pleased with our operating results for the second quarter and first half,” stated W. Nicholas Howley, TransDigm’s Chairman and Chief Executive Officer. “We continued to see strong organic revenue growth from both the aerospace commercial aftermarket and OEM markets. Our defense revenues for the first half were down modestly, though we saw some pickup in the second quarter. We are particularly pleased with our 21% growth in first half 2006 revenues. This is made up of 14% organic growth and 7% from acquisitions not fully included in the prior period.”

Regarding the outlook for fiscal 2006, Mr. Howley stated, “Based on our experience to date, we remain positive about our prospects for the balance of fiscal 2006. Assuming no acquisition activity and based on current industry conditions, we expect revenues for fiscal 2006 to be approximately $425 million; Adjusted EBITDA As Defined to be approximately $185 million; adjusted earnings per diluted share in the range of $1.15 to $1.20; and reported earnings per diluted share to be in the range of $1.02 to $1.07.”

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, Adjusted EBITDA As Defined and adjusted net income for the periods discussed in this press release.

Conference Call

TransDigm will host a conference call for investors and security analysts today beginning at 1:00 p.m., Eastern Time. To join the call, dial (800) 374-0113. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay later that day. A telephone replay will be available for two weeks by dialing (800) 642-1687 and entering the pass code 7960142.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, including TransDigm Inc., is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, gear pumps, mechanical/electromechanical actuators and controls, NiCad batteries/chargers, power conditioning devices, hold-open rods and locking devices, engineered connectors, engineered latches and cockpit security devices, lavatory hardware and components, specialized AC/DC electric motors and specialized valving.

I. Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, Adjusted EBITDA As Defined, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items and certain non-recurring acquisition costs. Adjusted EBITDA As Defined is EBITDA As Defined plus certain non-recurring expenses incurred in connection with TransDigm Group’s recently completed initial public offering. TransDigm Group defines adjusted net income as net income plus certain non-operating items, certain non-recurring acquisition costs and certain non-recurring expenses incurred in connection with the initial public offering. For more information regarding the nature of these non-operating items, non-recurring acquisition costs and non-recurring expenses, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure a company’s operating performance without regard to items such as interest expense, income tax expense and depreciation and amortization, which can vary substantially from company to company. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenants contained in its amended and restated credit facility. TransDigm Group’s management uses Adjusted EBITDA As Defined to review and assess the company’s operating performance and management team in connection with employee incentive programs and the preparation of the company’s annual budget and financial projections.

None of EBITDA, EBITDA As Defined, Adjusted EBITDA As Defined, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

II. Forward Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company. These risks and uncertainties include but are not limited to: future terrorist attacks; a decrease in flight hours and our customers’ profitability, both of which are impacted by general economic conditions; our substantial indebtedness; our reliance on certain customers; failure to maintain government or industry approvals; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Registration Statement on Form S-1 and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward looking statements contained in this press release.

Contact:	Eileen Fallon
(216) 706-2939

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

APRIL 1, 2006 AND APRIL 2, 2005

(Amounts in Thousands, except EPS)

(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	April 1, 2006	April 2, 2005	April 1, 2006	April 2, 2005
NET SALES	$108,276	$91,392	$208,416	$171,662

COST OF SALES	51,799	46,334	102,696	87,131

GROSS PROFIT	56,477	45,058	105,720	84,531

OPERATING EXPENSES:
Selling and administrative	12,426	9,489	25,516	17,743
Amortization of intangibles	1,450	1,870	3,266	3,711

Total operating expenses	13,876	11,359	28,782	21,454

INCOME FROM OPERATIONS	42,601	33,699	76,938	63,077

INTEREST EXPENSE - Net	19,382	19,763	39,181	39,021

INCOME BEFORE INCOME TAXES	23,219	13,936	37,757	24,056

INCOME TAX PROVISION	8,945	5,172	14,499	8,925

NET INCOME	$14,274	$8,764	$23,258	$15,131

Net Earnings Per Share:
Basic earnings per share	$0.32	$0.20	$0.53	$0.34
Diluted earnings per share	$0.30	$0.19	$0.50	$0.33

Weighted-Average Shares Outstanding:
Basic	44,255	44,202	44,228	44,202
Diluted	47,121	46,354	46,893	46,354

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

APRIL 1, 2006 AND APRIL 2, 2005

(Amounts in Thousands)

(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	April 1, 2006	April 2, 2005	April 1, 2006	April 2, 2005
Net Income	$14,274	$8,764	$23,258	$15,131

Depreciation and Amortization	3,915	4,163	8,152	8,088
Interest Expense, net	19,382	19,763	39,181	39,021
Income Tax Provision	8,945	5,172	14,499	8,925

EBITDA	46,516	37,862	85,090	71,165

Add: As Defined Adjustments:

Deferred Compensation Costs (1)	517	1,440	(2,516)	2,845
Stock Option Expense (2)	280	180	516	340
Acquisition Related Costs (3)	172	1,022	604	1,022

IPO Related Option Vesting (4)	618	—	618	—
One-Time Special Bonus (5)	—	—	6,222	—

Gross Adjustments	1,587	2,642	5,444	4,207

EBITDA As Defined	48,103	40,504	90,534	75,372

Non-recurring IPO Costs (6)	1,672	—	2,382	—

Adjusted EBITDA As Defined	$49,775	$40,504	$92,916	$75,372

(1)	Represents the expenses (income) recognized by TransDigm Group under its deferred compensation plans. The amount reflected above for the twenty-six week period ended April 1, 2006 includes a reversal of previously recorded amounts charged to expense of $3.8 million resulting from the termination of two deferred compensation plans. In addition, the amount reflected above for the thirteen and twenty-six week periods ended April 1, 2006 includes expense recognized by TransDigm Group under a new deferred compensation plan adopted in December 2005.
(2)	Represents the non-cash compensation expense recognized by TransDigm Group under its 2003 stock option plan.
(3)	Represents costs incurred to integrate acquired businesses into TransDigm Group’s operations, purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold and other acquisition related costs.
(4)	Represents the non-cash compensation expense recorded in accordance with TransDigm Group’s 2003 stock option plan in connection with the vesting of performance based options resulting from the sale in the initial public offering of a portion of the shares owned by certain of the investors who financed, in part, TransDigm Group’s acquisition of TransDigm Holding Company in July 2003.
(5)	Represents the one-time special bonus paid to certain members of management in November 2005.
(6)	Represents non-recurring costs and expenses incurred by TransDigm Group related to the initial public offering.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

APRIL 1, 2006 AND APRIL 2, 2005

(Amounts in Thousands, except EPS)

(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	April 1, 2006	April 2, 2005	April 1, 2006	April 2, 2005
Net Income	$14,274	$8,764	$23,258	$15,131

As Defined Adjustments	1,587	2,642	5,444	4,207

Non-recurring IPO Costs	1,672	—	2,382	—

Gross Adjustments	3,259	2,642	7,826	4,207

Tax Adjustment	(1,255)	(980)	(3,005)	(1,561)

Adjusted Net Income	$16,278	$10,426	$28,079	$17,777

Basic Earnings per Share	$0.32	$0.20	$0.53	$0.34
Diluted Earnings per Share	$0.30	$0.19	$0.50	$0.33

Adjusted Basic Earnings per Share	$0.37	$0.24	$0.63	$0.40
Adjusted Diluted Earnings per Share	$0.35	$0.22	$0.60	$0.38

Weighted-Average Shares Outstanding:
Basic	44,255	44,202	44,228	44,202
Diluted	47,121	46,354	46,893	46,354

TRANSDIGM GROUP INCORPORATED

SELECTED BALANCE SHEET DATA

(Amounts in Thousands)

(Unaudited)

	April 1, 2006	September 30, 2005
Cash and cash equivalents	$32,377	$104,221
Trade accounts receivable - Net	65,329	63,554
Inventories	81,772	76,077

Current portion of long-term liabilities	2,943	2,943
Accounts payable	17,182	16,419
Accrued liabilities	26,096	120,425

Long-Term Debt - Less current portion	885,434	886,903